EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cal Dive International, Inc. 2013 Stock Incentive Plan of our reports dated March 8, 2013, with respect to the consolidated financial statements of Cal Dive International, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Cal Dive International, Inc. and Subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

                                                               /s/ Ernst & Young LLP

Houston, Texas
August 8, 2013